Exhibit 1.1

[•] Shares

DPC HOLDINGS LIMITED

ORDINARY SHARES, NO PAR VALUE

FORM OF UNDERWRITING AGREEMENT

June [•], 2026

June [•], 2026

Jefferies LLC
Morgan Stanley & Co. LLC

c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

and

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

As representatives (the “Representatives”) of the several
Underwriters named in Schedule I hereto.

Ladies and Gentlemen:

DPC Holdings Limited, a Jersey, Channel Islands company(the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [•] shares of its ordinary shares, no par value (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional [•] shares of its ordinary shares, no par value (the “Additional Shares”) if and to the extent that Jefferies LLC (“Jefferies”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), as representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ordinary shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, no par value of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-296215), including a preliminary prospectus, relating to the Shares. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

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For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The term “Time of Sale” means [•] [a.m. / p.m.], New York City time, on [•], 2026.

Morgan Stanley has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in each of the Time of Sale Prospectus and the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates, pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1.            Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that, as of the date hereof, the Time of Sale and the Closing Date (as defined in Section 4):

(a)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)            (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, when such amendment or supplement becomes effective, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, does not conflict with the Time of Sale Prospectus and, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement or as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with any Underwriter Furnished Information (as defined in Section 8(b) below).

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(c)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, if any, that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the date of this Agreement and prior to the Closing Date, will comply as of the date of such filing, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)            The Company has been duly incorporated, is validly existing as a company in good standing under the laws of Jersey, Channel Islands, has the corporate power and authority necessary to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent such concept of good standing or equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole (a “material adverse effect”).

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(e)            Each significant subsidiary, which has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act, (a “Significant Subsidiary”) of the Company has been duly incorporated, organized or formed, as applicable, is validly existing as a corporation or other business entity in good standing (to the extent such concept of good standing or equivalent concept is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, organization or formation, as applicable, has the corporate or other business entity power and authority, as applicable, to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept of good standing or equivalent concept is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent that such concepts or equivalent concepts are applicable in such jurisdiction) would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued share capital or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts or equivalent concepts are applicable in such jurisdiction) and are owned directly or indirectly by the Company and free and clear of all liens, encumbrances, equities or claims.

(f)            This Agreement and the performance by the Company of its obligations hereunder has been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company.

(g)           The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)            The Ordinary Shares outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i)             The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(j)             Neither the Company nor any of its Significant Subsidiaries is currently in violation of, and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the Articles of Association (or similar organizational documents) of the Company or any such subsidiary, (iii) any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, except that in the case of clauses (i), (iii), and (iv) as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or waived or as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and the rules and regulations of the New York Stock Exchange (the “NYSE”) in connection with the offer and sale of the Shares, and except with respect to such consent, authorization, order or filing that would not reasonably be expected to have a material adverse change.

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(k)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus. There have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole. There has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(l)             There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened in writing, to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings (i) accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. There are no legal or governmental proceedings that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m)           Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed and, at the Time of Sale and on the Closing Date, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

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(n)            Except as permitted under Regulation M under the Exchange Act, neither the Company nor an affiliate of the Company has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of any Shares of the Company, to facilitate the sale or resale of the Shares.

(o)            The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)            (i) The Company and each of its subsidiaries (A) are and have been in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to pollution, human health and safety (as such pertains to exposures to Hazardous Materials, defined below), the environment (including, without limitation, indoor or outdoor air, surface water, groundwater, drinking water supply, sediment, land surface, or subsurface strata), and natural resources, including, without limitation, laws and regulations governing the release or threatened release of, or exposure to, any chemical, substance, material or waste that is regulated or defined as hazardous, toxic or radioactive, or as a pollutant or contaminant, or words of similar meaning, in or under any such law or regulation, and any petroleum or petroleum products, asbestos-containing materials, mold, or per- or polyfluoroalkyl substances, (“Hazardous Materials”) (any such laws or regulations, “Environmental Laws”), (B) hold all permits, licenses, registrations, or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) are and have been in compliance with all terms and conditions of any such permit, license, registration or approval, and (D) have not received, are not a party to, and are not aware of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability, investigations or proceedings relating to any Environmental Law or any permit, license, registration or other approval required thereunder; and (ii) there are no events or circumstances that have formed the basis of, or would reasonably be expected to form the basis of, an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body, against or affecting the Company or any of its subsidiaries, relating to Hazardous Materials or any Environmental Laws, except in the case of any and all of the foregoing (i) and (ii), as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

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(q)            There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up; closure of facilities or properties; compliance with Environmental Laws or any permit, license, registration or other approval, required thereunder; constraints on operating or production activities; or any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)            Except as described in the Registration Statement and the Prospectus, there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed.

(s)            Except as described in the Registration Statement, the Time of Sale Prospectus and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t)             Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates (acting in their capacity as such), has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage or to any person in violation of (i) the U.S. Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, or (iii) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(u)            The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”).

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(v)            (i) Neither the Company nor any of its subsidiaries, nor any director, officer, employee, or, to the Company’s knowledge, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)            the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other applicable sanctions authority (collectively, “Sanctions”), or

(B)             located, organized or ordinarily resident in a country or territory that is the subject of comprehensive territorial Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea, Cuba, Iran, and North Korea) (a “Sanctioned Country”) (together with (A), a “Sanctioned Person”).

(ii)            The Company and each of its subsidiaries (A) have not (since April 24, 2019 with respect to Sanctions and in the last five (5) years with respect to Export Controls), engaged in, (B) are not now engaged in, and (C) will not engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was, or whose government is or was, a Sanctioned Person, or with any country or territory, that at the time of the dealing or transaction is or was, a Sanctioned Country, in violation of applicable Sanctions, or in any manner that would violate applicable “Export Controls” (meaning all export control laws and regulations administered or enforced by (1) the United States Government (including by the U.S. Department of Commerce or the U.S. Department of State), including the Arms Export Control Act (22 U.S.C. § 2778), the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), and the Export Administration Regulations (15 C.F.R. Parts 730-774), and (2) any other applicable export control governmental authority, including (to the extent applicable) EU Regulation 2021/821 (as amended), the Export Control Order 2008, or any other applicable export control legislation or regulation).

(w)            The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)             to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, a Sanctioned Person, or in any country or territory that, at the time of such funding or facilitation, is a Sanctioned Country, in violation of applicable Sanctions;

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(ii)            to fund or facilitate any money laundering or terrorist financing activities; or

(iii)           in any other manner that would cause or result in a violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(x)            The Company and its subsidiaries have (since April 24, 2019 and in the last five (5) years, with respect to Export Controls) conducted and will conduct their businesses in compliance with the applicable Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and Export Controls, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to applicable Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, or Export Controls is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, Export Controls, and with the representations and warranties contained herein.

(y)            Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends, other than as described in the Registration Statement; and (iii) the Time of Sale Prospectus and the Prospectus, there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, other than as described in the Registration Statement.

(z)            Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209, or currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. § 850.208.

(aa)          The Company and each of its Significant Subsidiaries have good and marketable title to all real property owned by them and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them in full force and effect and under valid, subsisting and enforceable leases, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

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(bb)          (i) The Company and its Significant Subsidiaries own or have a valid license to use or possess all patents, inventions, copyrights (including rights in software), know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), domain names, trademarks, service marks and trade names and all other worldwide intellectual property and proprietary rights (including all registrations and applications for registration of, and all good will associated with, any of the foregoing) (collectively, “Intellectual Property Rights”) used or held for use in, or reasonably necessary to, the conduct of their respective businesses as now conducted by them, and as proposed to be conducted in the Registration Statement, the Time of Sale Prospectus or the Prospectus (the “Company IP”); (ii) the Intellectual Property Rights owned by the Company or any of its Significant Subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its Significant Subsidiaries, are valid, subsisting and, to the Company’s knowledge, enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, ownership, registrability, scope or enforceability of any such Intellectual Property Rights, and neither the Company nor any of its Significant Subsidiaries are aware of any facts which would form a reasonable basis for any such claim; (iii) neither the Company nor any of its Significant Subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights of any Person by the Company or any of its Significant Subsidiaries; (iv) to the Company’s knowledge, no Person is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Company IP; (v) to the Company’s knowledge, neither the Company nor any of its Significant Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of any Person; (vi) the Company and each of its Significant Subsidiaries are in compliance in all material respects with all licenses and other agreements governing the use of Intellectual Property Rights to which the Company or any of its Significant Subsidiaries is a party, or under which any of the Company’s or any of its Significant Subsidiaries’ assets are bound (collectively, the “Intellectual Property Contracts”), and neither the Company nor any of its Significant Subsidiaries has received any written notice alleging any such noncompliance and or is aware of any facts which would form a reasonable basis for any such claim; (vii) all Intellectual Property Contracts are in full force and effect; (viii) all employees and contractors who are or have been engaged in the development of Intellectual Property Rights on behalf of the Company or any of its Significant Subsidiaries of the Company have executed a valid assignment agreement whereby such employees or contractors presently and effectively assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or its applicable subsidiary, and to the Company’s knowledge, no such agreement has been breached or violated; and (ix) the Company and its Significant Subsidiaries take, and have taken, all reasonable steps necessary to maintain and protect the confidentiality of all Intellectual Property Rights of the Company and its Significant Subsidiaries the value of which to the Company or any of its Significant Subsidiaries is contingent upon maintaining the confidentiality thereof, and, to the Company’s knowledge, no such Intellectual Property Rights have been disclosed other than to employees, representatives and agents of the Company or any of its Significant Subsidiaries, all of whom are bound by written confidentiality agreements.

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(cc)          With respect to artificial intelligence, advanced machine learning or other similar tools (including generative models) (collectively, “AI Tools”), the Company and its Significant Subsidiaries (i) use AI Tools in compliance in all material respects with all applicable license terms, consents, agreements, laws, rules and regulations; (ii) have not used AI Tools in a manner that adversely affects the ownership, validity, or enforceability of any Company IP or any output created by such AI Tool that the Company or any of its Significant Subsidiaries intended to own or would have owned if created without the use of such AI Tool; and (iii) have not included and do not include any data, trade secrets or material confidential or proprietary information in any prompts or inputs into any AI Tools.

(dd)         Neither the Company nor any of its Significant Subsidiaries develop, use or distribute, or have developed, used or distributed, any software or other materials under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in any manner that requires or has required (A) the Company or any of its Significant Subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its Significant Subsidiaries or (B) any software code or other technology owned by the Company or any of its Significant Subsidiaries to be (1) disclosed, delivered, licensed, distributed or otherwise made available to any other person in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge. None of the software developed or owned by the Company or its Significant Subsidiaries is subject to any escrow obligation.

(ee)          (i) The Company and each of its Significant Subsidiaries have complied and are presently in compliance, in all material respects, with all internal and external privacy policies of the Company or any of its subsidiaries, contractual obligations, fiduciary obligations, applicable industry standards, applicable Data Protection Laws (as defined below), judgments and orders of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, storage, protection, disposal, disclosure or other processing by the Company or any of its Significant Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data or information (“Data Security Obligations”, and such data and information, “Personal Data”); (ii) neither the Company nor any of its Significant Subsidiaries has received any notification of or complaint regarding, and neither the Company nor any of its Significant Subsidiaries is aware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance with any Data Security Obligation by the Company or any of its Significant Subsidiaries; (iii) there is no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body pending or to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation by the Company or any of its Significant Subsidiaries; and (iv) the Company and its subsidiaries have not been required to notify any individual or data protection authority of any information security breach, compromise or incident involving any Data. “Data Protection Laws” means any and all applicable laws, rules and regulations related to data privacy, data protection or data security (including Regulation (EU) 2016/79 of the European Parliament and of the Council (General Data Protection Regulation) and any implementation acts related thereto and the California Consumer Privacy Act of 2018 and the California Privacy Rights Act of 2020), Federal Trade Commission and applicable European Union data protection authorities, in each case of the foregoing, as amended, replaced or updated from time to time.

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(ff)           (i) The Company and its Significant Subsidiaries respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases (including Personal Data and the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by or on behalf of the Company and its Significant Subsidiaries) used in connection with the operation of the Company’s and its Significant Subsidiaries’ respective businesses (“IT Systems and Data”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Significant Subsidiaries as currently conducted, and the Company’s knowledge are free and clear of material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and each of its Significant Subsidiaries have all taken technical and organizational measures necessary to maintain and protect the Company’s IT Systems and Data; (iii) without limiting the foregoing, the Company and its Significant Subsidiaries have established, maintained, implemented and complied with reasonable information technology, information security, cyber security and data protection controls, policies and procedures, consistent with industry standards and practices, and as required by Data Security Obligations that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, disclosure use, access, disablement, misappropriation or unauthorized modification, or other compromise or misuse of or relating to any IT Systems and Data (“Breach”); and (iv) there has been no such Breach, and the Company and its Significant Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

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(gg)          The Company and its Significant Subsidiaries have implemented and maintained policies, practices, and procedures to prevent unlawful harassment, discrimination, or retaliation in the workplace and have taken appropriate steps to assure compliance with such policies and procedures, and (i) neither the Company nor its Significant Subsidiaries has had any material labor disputes and none currently exists of is threatened; (ii) neither the Company nor any of its Significant Subsidiaries has any knowledge of any existing, threatened or imminent labor disturbance by the employees of any of its principal vendors, partners or contractors; and (iii) the Company and its Significant Subsidiaries are and have been in material compliance with all applicable laws pertaining to employment and employment practices, wages and hours, terms and conditions of employment, and immigration.

(hh)          Except as would not reasonably be expected to result in a material adverse effect, any “Employee Benefit Plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) (each, a “Plan”) is and has been operated in compliance with its terms and all applicable laws, including ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”). Except as would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, (a) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan and no Plan, if terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), as the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), (b) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (ii) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (iii) Sections 302 and 303, 406, 4063 and 4064 of ERISA, (c) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification, (d) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental or other regulatory entity or agency with respect to any Plan that could reasonably be expected to result in liability to the Company or any of its subsidiaries, and (e) neither the Company nor any of its subsidiaries have any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106). “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.

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(ii)            The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the reasonable judgment of the Company, are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Significant Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Significant Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(jj)            The Company and each of its Significant Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, as currently conducted, except where the failure to obtain such certificates, authorizations and permits would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(kk)          The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(ll)            KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

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(mm)        Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(nn)        The Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(oo)         The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(pp)         No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(qq)         The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 9 to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

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(rr)           The Company and each of its subsidiaries have timely, and on a materially correct basis, filed all federal, state, local and foreign tax returns required to be filed by them through the date of this Agreement or have requested extensions thereof (except where the failure to accurately file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries) and have paid all material taxes (including social security contributions or any related fines, costs, penalties or interest) required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, or, except as currently being contested in good faith and for which adequate reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries.

(ss)          From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(tt)           The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(uu)         As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (i) the Time of Sale Prospectus, (ii) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (iii) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions in the Time of Sale Prospectus, any free writing prospectus or any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act based upon the Underwriter Furnished Information.

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(vv)         Under the current laws and regulations of Jersey all dividends and other distributions declared and payable on the Shares in cash may be freely remitted out of Jersey and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in Jersey; and except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, all such dividends and other distributions paid by the Company will not be subject to withholding under the laws and regulations of Jersey.

(ww)        The descriptions in the Prospectus appearing under the caption “Taxation”, insofar as they purport to describe the provisions of the laws and documents referred to therein, in each case, not misleading and are fair and accurate summaries, in each case, in all material respects.

(xx)          No stamp, documentary, issuance, registration or transfer, duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries under the laws of Jersey or the United Kingdom or to any political subdivision or taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Shares (iii)  solely by virtue of the sale and delivery of the Shares to or for the account of the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the shares by the Underwriters in the manner contemplated herein.

(yy)         The Shares are not registered in any register kept in the United Kingdom by or on behalf of the Company.

(zz)          The Company is, and will remain until the Closing Date, resident in the United Kingdom for tax purposes and it does not expect to be or become residence for tax purposes in any jurisdiction other than the United Kingdom in the foreseeable future.

(aaa)        To the extent that any entity in which the Company has an equity interest is, with respect to the Company, a CFC, the Company has a reasonable expectation that it will not be subject to a material CFC charge under section 371BC of the United Kingdom Taxation (International and Other Provisions) Act 2010 (“TIOPA”) in the current taxable year or in the foreseeable future (the term “CFC” to be read in accordance with section 371VA TIOPA and “CFC charge” as defined in section 371AA TIOPA).

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(bbb)       Neither the Company, nor any entity in which the Company has an equity interest, has or reasonably expects to have any material liability to account for any multinational top-up tax or domestic top-up tax (as the case may be) under Parts 3 or 4 (as applicable) of the United Kingdom Finance (No. 2) Act 2023 in the current taxable year or in the foreseeable future.

(ccc)        The Company believes, based on the nature of its business, the composition of its income and assets, the value of its assets, its intended use of the proceeds from the offering, and the expected price of ordinary shares, as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(ddd)       Any waiver, relief, concession, or preferential treatment relating to taxes granted to the Company or any subsidiary by any Jersey or United Kingdom taxing authority is valid and in full force and effect.

(eee)       It is not necessary under the laws of Jersey (i) to enable the Underwriters to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in Jersey, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the offering, for any of the Underwriters to be qualified or entitled to carry out business in Jersey.

(fff)          This Agreement is in proper form under the laws of Jersey for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Jersey of this Agreement.

(ggg)       The courts of Jersey would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(hhh)       Neither the Company nor any of its Significant Subsidiaries has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Jersey to enforce this Agreement in respect of itself or its property.

(iii)           The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Jersey and courts of Jersey should honor this choice of law, subject to mandatory choice of law rules and constitutional limitations.

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2.            Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $[•] a share (the “Purchase Price”). For the avoidance of doubt, the Purchase Price for the Directed Share Purchase shall be the Public Offering Price.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.            Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

4.            Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2026, or at such other time on the same or such other date, not later than [•], 2026, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

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Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [•], 2026, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer or other taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.            Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30pm ET (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(iii)          there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

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(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)            The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of White & Case LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d)            The Underwriters shall have received on the Closing Date an opinion letter of Carey Olsen Jersey LLP, outside Jersey counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e)            The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

With respect to the negative assurance letters to be delivered pursuant to Sections 5(c), and 5(e), above, each of White & Case LLP and Davis Polk & Wardwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of each of White & Case LLP and Carey Olsen Jersey LLP, described in Sections 5(c) and 5(d) above shall be rendered to the Underwriters at the request of the Company, as the case may be, and shall so state therein.

(f)             The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

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(g)            The Underwriters shall have received, on the date hereof and the Closing Date, a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of the Company’s chief financial officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(h)            The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain shareholders, officers and directors of the Company relating to restrictions on sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Agreements”), shall be in full force and effect on the Closing Date.

(i)            The Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j)             The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)            a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)           an opinion and negative assurance letter of White & Case LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)          an opinion of Carey Olsen, outside Jersey counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iv)          an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v)           a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

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(vi)          a certificate of the Company’s chief financial officer, dated the Option Closing Date, substantially in the same form and substance as the certificate furnished to the Underwriters pursuant to Section 5(i) hereof, and

(vii)         such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.            Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            To furnish to the Representatives, without charge, signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)            Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            To prepare and file with the Commission pursuant to Rule 424(b), as promptly as possible and in any event no later than the Closing, the Prospectus setting forth the amount of Shares covered thereby and the terms thereof not otherwise specified in the preliminary prospectus.

(d)            To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

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(e)            Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)            If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)            If, during such period after the first date of the public offering of the Shares if, in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)            If required by applicable law, to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

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(i)            To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the Company’s option, Rule 158 of the Securities Act).

(j)            To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(k)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsection (iii) and (iv) shall not exceed $50,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all reasonable and documented fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program not to exceed $20,000 and stamp duties similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” Section 9 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

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(l)            The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 6).

(m)            If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(n)            The Company will deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

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(o)            The Company shall pay, and shall indemnify and hold the Underwriters harmless against any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties (and any related fines, costs, penalties or interest) imposed under the laws of Jersey and/or the United Kingdom or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

(p)            All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings for or on account of any present or future taxes or duties of whatever nature and any related interest, fines, surcharges, penalties or similar liabilities, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(q)            All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes (“VAT”). Where the Company is obliged to pay VAT on any amount payable hereunder to an Underwriter, the Company shall, subject to the receipt of a valid VAT invoice, in addition to the sum payable hereunder pay an amount equal to any applicable VAT.

(r)            Where under the terms of this Agreement the Company is liable to indemnify or reimburse an Underwriter in respect of any costs, charges or expenses, the payment shall include an amount equal to any irrecoverable VAT thereon.

(s)            The Company will use its best efforts to effect and maintain the listing of the Shares on the NYSE.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap, loan or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) publicly file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.

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The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) any share-based awards granted under an employee benefit or share-based compensation plan or agreement described in the Time of Sale Prospectus and the Prospectus, (D) the filing of a registration statement on Form S-8 to register Ordinary Shares issuable pursuant to any employee benefit plans, qualified share option plans, or other employee compensation plans, described in the Time of Sale Prospectus, (E) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period, (F) the entry by the Company into and settlement of any accelerated share repurchase plan by the Company, (G) the confidential submission with the Commission of any registration statement under the Securities Act or (H) the issuance by the Company of Ordinary Shares or any securities convertible into, or exercisable or exchangeable for, Ordinary Shares, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of Ordinary Shares or any securities convertible into, or exercisable or exchangeable for, Ordinary Shares that the Company may issue or agree to issue pursuant to this clause (H) shall not exceed ten percent (10%) of the total number of Ordinary Shares outstanding immediately following the issuance of the Shares hereunder; and provided further, that, the recipients thereof provide to the Representatives an agreement substantially in the form of Exhibit A hereto if such recipient has not already delivered one.

If Jefferies and Morgan Stanley, in their sole discretion, agree to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

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7.            Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company:

(a)            Not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering.

8.            Indemnity and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the Underwriter Furnished Information.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto (the “Underwriter Furnished Information”), it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the second sentence of the third paragraph under the caption “Underwriting,” the concession and reallowance amounts, if any, in the first paragraph under the caption “Underwriting—Commission and Expenses,” and the first sentence under the caption “Underwriting—Stabilization,” in the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus.

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(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred and reasonably documented fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, does not include a statement as to, or an admission of fault, wrongdoing, culpability or a failure to act by or on behalf of any indemnified party.

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(d)            To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)            The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.            Directed Share Program Indemnification.

(a)            The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

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(b)            In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the reasonably incurred and reasonably documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the reasonably incurred and reasonably documented fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred and reasonably documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c)            To the extent the indemnification provided for in Section 9(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 11(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(d)            The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)            The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

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10.            Submission to Jurisdiction; Appointment of Agents for Service.

(a)            The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)            The Company hereby irrevocably appoints CSC, with offices at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

11.            Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income, profit or gains of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

12.            Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

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13.            Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ and Company’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ and Company’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

37

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15.            Entire Agreement.

(a)            This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)            The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

38

16.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.            Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any instruments, agreements, certificates, officers’ certificates, Company orders, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and electronic signatures (including, without limitation, DocuSign and AdobeSign), and this Agreement and any instruments, agreements, certificates, officers’ certificates, legal opinions, Company orders, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement may be executed, attested and transmitted by any of the foregoing electronic means and formats. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

39

18.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Jefferies in care of Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, Morgan Stanley in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed, emailed or sent to Helen Barrett-Hague, General Counsel & Chief Risk Officer, at DPC Holdings Limited, Donington Court, 2nd Floor, Pegasus Business Park, Herald Way, Derby DE742UZ, United Kingdom with a copy to Richard Browne and Jessica Y. Chen at White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020.

40

Very truly yours,

DPC Holdings Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Jefferies LLC
Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the
several Underwriters named in Schedule I hereto.

By:	Jefferies LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

I-1

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Jefferies LLC
Morgan Stanley & Co. LLC
Barclays Capital Inc.
Moelis & Company LLC
RBC Capital Markets, LLC
Rothschild & Co US Inc.
Total:

II-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [•]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

III-1

SCHEDULE III

Written Testing-the-Waters Communications

None.

IV-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

______, 2026

Jefferies LLC

Morgan Stanley & Co. LLC

As Representatives of the Several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

and

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RE: Proposed Public Offering by DPC Holdings Limited

Ladies & Gentlemen:

The undersigned is a director, director nominee or officer of DPC Holdings Limited, a Jersey, Channel Islands, corporation (the “Company”), and/or a holder of ordinary shares in the Company (each a “Share” and collectively, “Shares”). The Company proposes to conduct a public offering of Shares (the “Offering”) for which Jefferies LLC (“Jefferies”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) will act as representatives of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and, if the undersigned is a natural person, will cause any Family Member not to), subject to the exceptions set forth in this agreement, without the prior written consent of Jefferies and Morgan Stanley, which may withhold their consent in their sole discretion:

Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member, enter into any Swap,

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; provided that the undersigned may make a demand for and exercise its rights under any registration rights agreement with respect to the registration of Shares that does not require the filing of any registration statement or any public announcement regarding such registration during the Lock-Up Period (and no such public announcement shall be made or taken by the undersigned during the Lock-Up Period); provided that any such registration rights agreement with the Company is described in the prospectus for the Offering, or publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to the transfer of Shares or Related Securities:

(i)	as a bona fide gift, or for bona fide estate planning purposes, including, without limitation to charitable organization or educational institutions;

(ii)	to any member of the undersigned’s immediate family or other dependent of the undersigned;

(iii)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or any immediate family member of the undersigned;

(iv)	to a trust for the direct or indirect benefit of the undersigned and/or an immediate family member;

(v)	to a corporation, partnership, limited liability company or other entity of which the undersigned or any immediate family member is the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above;

(vii)	by operation of law, including pursuant to an order of a court or regulatory authority, including a qualified domestic order, divorce settlement, divorce decree or separation agreement, or related court order related to the distribution of assets in connection with the dissolution of a marriage or civil union;

(viii)	if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or to the estate of a beneficiary of such trust;

(ix)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, to any shareholder, partner, or member of, or owner of a similar equity interest in, the undersigned, as the case may be;

(x)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity so long as the transferee is an affiliate of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or to any investment fund or other entity which fund or entity is controlled or managed by the undersigned or affiliates of the undersigned or as part of a distribution by the undersigned to its shareholders, partners, members or other equityholders or to the estate of any such shareholders, partners, members or other equityholders or any subsequent transfer to any direct or indirect partner, member, shareholder or other equityholders of the undersigned, any direct or indirect partner, member, shareholder or other equityholder of such transferee until such Shares or Related Securities come to be held by a natural person or (B) as part of a distribution or other transfer or distribution to general or limited partners, members or shareholders of, or other holders of equity interest in, the undersigned;

(xi)	in connection with the exercise, vesting or settlement of options or other rights to purchase Shares or Related Securities (including, in each case, by way of “net” or “cashless” exercise) and remittance payments due as a result of the exercise, vesting or settlement of such options or rights; provided that any Shares or Related Securities received as a result of such exercise, vesting or settlement shall remain subject to the terms of this agreement; and provided further that any such options or rights are held by the undersigned pursuant to an agreement or equity award granted under an equity incentive plan or other equity award plan, each such agreement or plan which is described in the Prospectus (as defined in the Underwriting Agreement);

(xii)	to the Company in connection with the conversion, exchange or reclassification of any outstanding equity securities of the Company into shares, or any reclassification, exchange or conversion of shares, in each case as described and as contemplated in the Prospectus; provided that any such shares received upon such conversion, exchange or reclassification shall be subject to the terms of this letter agreement;

(xiii)	pursuant to a bona fide third-party tender offer, merger, amalgamation, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s share capital after the Offering involving a Change of Control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Shares or Related Securities or other such securities in connection with such transaction, or vote any Shares or Related Securities or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, the undersigned’s Shares and Related Securities shall remain subject to the provisions of this agreement;

(xiv)	to the Company in connection with (A) the termination of the undersigned’s employment with, or provision of services to, the Company, (B) the undersigned’s death, disability or breach of any restrictive covenants in any agreement between the undersigned and the Company or any of its affiliates or (C) pursuant to agreements under which the Company has the option to repurchase such Shares or Related Securities;

(xv)	that the undersigned may purchase (A) from the underwriters in the Offering (except to the extent the undersigned is an officer or director of the Company and such purchase is part of the directed share program as provided above) or (B) in open market transactions after the completion of the Offering; and

(xvi)	to an existing shareholder of the Company pursuant to the terms of a share transfer agreement entered into prior to the date of the Underwriting Agreement.

Provided, however, that in any such case, it shall be a condition to such transfer that:

in the case of any transfer pursuant to clauses (i) through (x) and (xvi) above, each transferee executes and delivers to Jefferies and Morgan Stanley an agreement in form and substance satisfactory to Jefferies and Morgan Stanley stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto); and

in the case of any transfer pursuant to clauses (i) through (x) above, such transfer shall not involve a disposition for value;

in the case of any transfer pursuant to clauses (i) through (xii) and (xiv) above, prior to the expiration of the Lock-up Period, it shall be a condition to such transfer that no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be made voluntarily during the Lock-up Period, and if the undersigned is required to file a report under the Exchange Act reporting a change in beneficial ownership of Shares or Related Securities during the Lock-up Period, the undersigned shall include a statement in such report indicating the circumstances of such transfer and, in the case of a transfer pursuant to clauses (i) through (x), that the transferee has agreed to be bound by the terms of this letter agreement; and

in the case of any transfer pursuant to clause (xv) above, prior to the expiration of the Lock-up Period, it shall be a condition to such transfer that no public disclosure or filing under the Exchange Act shall be required or made voluntarily during the Lock-up Period.

Furthermore, notwithstanding the restrictions imposed by this agreement, the undersigned may establish or amend a written trading plan meeting the requirements of Rule 10b5-1 (a “Plan”) under the Exchange Act relating to the transfer of Shares or Related Securities, provided that such plan does not provide for any transfers of Shares or Related Securities during the Lock-up Period, no voluntary announcement regarding the Plan is made during the Lock-Up Period, and any required public disclosure, announcement or filing under the Exchange Act made by the Company or any person regarding the establishment or amendment of such plan during the Lock-Up Period shall include a statement that the undersigned is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Lock-Up Period in contravention of this letter agreement. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase or otherwise receive in the Offering (including pursuant to a directed share program).

In the event that, during the Lock-Up Period, Jefferies and Morgan Stanley waive or terminate any of the restrictions set forth in this letter agreement on the transfer of Shares or Related Securities held by any director, officer or other person or entity (any such release, a “Triggering Release,” and the party receiving such release, the “Triggering Release Party”), then a number of the undersigned’s Shares or Related Securities shall also be released from the restrictions set forth in this lock-up agreement, such number of Shares or Related Securities released being the total number of the undersigned’s Shares or Related Securities held on the date of such Triggering Release multiplied by a fraction, the numerator of which shall be the number of Shares or Related Securities released pursuant to the Triggering Release, and the denominator of which shall be the total number of Shares or Related Securities held by the Triggering Release Party on such date. The provisions of this paragraph shall not apply if (i) (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer, (ii) in the case of any underwritten public offering that is wholly or partially a secondary offering of Shares (an “Underwritten Sale”) conducted in compliance with the registration rights agreement described in the prospectus, provided that the undersigned shall be offered the opportunity to participate on a pro rata basis in such Underwritten Sale or (iii) the aggregate number of Shares or Related Securities affected by such releases or waivers (whether in one or multiple releases or waivers) is less than or equal to 1.0% of the total number of Shares outstanding immediately following the closing of the Offering. Jefferies and Morgan Stanley shall use commercially reasonable efforts to notify the Company at least two business days before the effective date of any such release or waiver, which shall then use commercially reasonable efforts to notify the undersigned of any such release or waiver described in this paragraph at least two business days before the effective date of any such release or waiver, provided that, in the absence of bad faith, the failure to provide such notice shall not give rise to any claim or liability against Jefferies, Morgan Stanley or the Company. The undersigned further acknowledges that Jefferies and Morgan Stanley are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by Jefferies and Morgan Stanley of any such notice, which is a matter between the undersigned and the Company.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the underwriters are not making a recommendation to you to participate in the Offering or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any underwriter is making such a recommendation.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Shares and/or Related Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

If (i)(a) prior to the execution of the Underwriting Agreement, the Company notifies Jefferies and Morgan Stanley in writing that it does not intend to proceed with the Offering or (b) prior to the execution of the Underwriting Agreement, Jefferies and Morgan Stanley notify the Company in writing that the underwriters do not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by July 31, 2026, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Shares to be sold thereunder, or (iv) the registration statement filed with the Securities and Exchange Commission (the “SEC”) in connection with the Offering is withdrawn, then this agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this agreement.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

Signature
Printed Name of Person Signing
(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

“Change of Control” means any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting shares of the Company (or the surviving entity).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used herein shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin.

“Lock-up Period” shall mean the period commencing on the date of the start of the roadshow for the Offering and ending at the close of the Trading Day on the 180th day after the date of the Prospectus (as defined in the Underwriting Agreement) (the “180th Day”) or, if the 180th Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the 180th Day, unless an earlier date is otherwise agreed with Jefferies and Morgan Stanley.

“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

“Related Securities” shall mean any options or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sell or Offer to Sell” shall mean to:

sell, offer to sell, contract to sell or lend,

effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position pledge, hypothecate or grant any security interest in, or

in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

“Trading Day” is a day on which the New York Stock Exchange is open for the buying and selling of securities.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to Jefferies LLC (“Jefferies”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) in connection with the offering by DPC Holdings Limited (the “Company”) of _____ ordinary shares (the “Ordinary Shares”), of the Company and the lock-up agreement dated ____, 20__ (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 20__, with respect to ____ Ordinary Shares (the “Shares”).

Jefferies and Morgan Stanley hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective _____, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours

Jefferies LLC
Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Jefferies LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

cc: Company

B-1

FORM OF PRESS RELEASE

DPC Holdings Limited

[Date]

DPC Holdings Limited (the “Company”) announced today that Jefferies LLC and Morgan Stanley & Co. LLC, lead book-running managers in the Company’s recent public sale of _____ its ordinary shares [waiving][releasing] a lock-up restriction with respect to ____ shares of the Company’s ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 20__ , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-2